COOPERS & LYBRAND L.L.P.       One Post Office Square   telephone (617) 478-5000
                               Boston, MA 02109         facsimile (617) 478-3900
COOPERS
& LYBRAND                      One International Place  telephone (617) 478-5000
a professional services firm   Boston, MA 02110         facsimile (617) 478-3900



                                                          December 17, 1996





Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Gentlemen:

     We have read the statements made by Fluor Daniel/GTI, Inc. (copy attached), which we understand will be filed with the Commision, pursuant to Item 4 of Form 8K, as part of the Company's Form 8K reports for the month of December 1996. We agree with the statements concerning our Firm in such Form 8K.

                                             Very truly yours,



                                             /s/ Coopers & Lybrand L.L.P.
                                             ----------------------------
                                             Coopers & Lybrand, L.L.P.

KKF/PSH
Attachments as stated